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EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of Netgateway Inc. of our report on the consolidated financial statements of Galaxy Enterprises, Inc. and subsidiaries dated March 15, 2000, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


Wisan, Smith, Racker & Prescott, LLP
Salt Lake City, Utah
May 23, 2000